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On January 17, 2018, Qualcomm Incorporated (“Qualcomm”) posted the following material to www.qcomvalue.com.

TRANSCRIPT OF “QUALCOMM URGES INVESTORS TO RESIST BROADCOM TAKEOVER”
FROM “CNBC SQUAWK ON THE STREET”
DAVID FABER AND JIM CRAMER
JANUARY 16, 2018

David Farber:                                                                     I wanna get to Qualcomm this morning, of course, we’ve mentioned a number of the defenses that Qualcomm has used previously— against that $70 a share bid that it is currently— well, currently being sought by Broadcom for. But this morning, Qualcomm, in an 8:15 letter and in a 9:00 presentation and call substantially increases the amount of information it wants to deliver to its shareholders to allow them to understand why it and they should resist this $70 current bid from Broadcom.

Key amongst them this morning, establishing a new fiscal year ‘19 non-GAAP EPS target of, get this, $6.75 to $7.50. That’s the number they’re using for fiscal year ‘19. And by the way, that number does not really include what they claim will be the enormous benefits to the company that will come from its leadership in providing 5G services as those begin to be rolled out by the telecommunications providers worldwide in, let’s call it, 2020.

This is a fiscal year ‘19 number. And of course, if you put a multiple on that, they say 19 times, well, you get to a number that is so far above that $70 a share offer right now, even with the expected increases that will come from Broadcom, they’ll get nowhere near it. Now, that number does include being paid by Apple and other licensees who currently are in a dispute with Qualcomm and not paying it.

When you back that out, you still have a number, before licensing resolutions, of $5.25. So they do value the resolutions of those various disputes, which they believe will all take place prior to any close that they could imagine for a Broadcom-Qualcomm deal, adding $1.50 to $2.25.

And by the way, here’s something else new. They’re giving us accretion numbers from the NXP deal. Remember, that also was in doubt because, of course, the stock price is far above the $110 number that they’re willing to pay, or I should say, that the tender is at right now. They’re going to have to increase it. The question is how much. They still have to wait for Chinese approval before we really get down to the final bits there.

But that’s $1.50, but they raised this prospect of using that money that they would currently allocate towards NXP and saying, “You know what? If we can’t do the NXP deal, we’ll buy back shares.” And that will also bring accretion of as much as $1.50, or let’s call it $500 million to the company. And so there’s the number you get. There’s the multiple they’re talking about in terms of overall. They are also establishing a new $1 billion cost reduction program. That is on top of what has already been baked in.

And then they go through some of the same things we’ve been talking about, saying, “It dramatically undervalues Qualcomm,” that is the Broadcom bid. The regulatory risks, they say, would be at least 18 months. And by the way, within

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that, it would require massively complex divestitures. And it’s not clear who would buy these companies that might have to be sold. Could it be a Chinese competitor? And how in the world is the U.S. government ever going to approve the sale of various parts of Qualcomm/Broadcom to a Chinese competitor? They’re not. So Qualcomm’s point, which, of course, they’ve made previously, is, “It is highly uncertain that you would get the regulatory go-ahead in any time frame, if at all, for this enormous deal in this industry.”

By the way, when it comes to China, their OEM product revenues they see growing, guys, very quickly. That’s why I brought it up earlier in our conversation about a potential trade war with China. Look at what they have at stake here. But look how important China is to Qualcomm, having resolved some disputes there a couple of years back, very important for the company. So Jim, that’s where we stand right now.

They’re talking about precedent PE transactions of 22 times and saying, “Hey, the Broadcom deal values us at about 10 times what we see, again, as our fiscal year ‘19 non-GAAP EPS estimate,” an estimate they say they’re highly confident in.

Jim Cramer:                                                                             It’s time for Hock Tan to drop the bid. He’s gotta walk away. His slate is mediocre, rather surprised how weak it is. His stock would go to $300, my charitable trust owns it, he’s doing something detrimental to his stock. This is highly unusual. If Hock Tan walks away, there’s a very quick move to $300.

I think he— I wish he knew that, and I’m surprised. Because Qualcomm is a national treasure. They’re gonna be able to do this— now that R&D is so high, versus— they don’t wanna go down this path. This is exposure to Broadcom in a way that is— almost— I don’t wanna say self-defeating, but it is something that is presenting Broadcom as being a corporate raider.

And Hock Tan’s reputation, I don’t want it to suffer. I think he’s a great man. If he walks away now and says, “You know what? I like Qualcomm very much, there are other things I can do,” he would add 15%— 10% to 15% to his stock. I know he watches. I know he listens. It’s time to walk away. There would be no harm, no foul. It would be a terrific move. I know he’s not gonna do that. He ought to. I know of what I speak when it comes to stocks. He knows semis, I know stocks. I’m right, he’s wrong.

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Additional Information

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this website that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.